UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2010

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, the members of the Leadership Development and Compensation Committee of the Board of Directors of Google Inc. (LDCC), approved an increase to the annual base salaries (effective as of January 1, 2011) of Google’s executive officers, after a review of performance and competitive market data, and as part of a broad-based review of the company’s compensation programs. The table below sets forth the annual base salary levels for 2011 and 2010 for Google’s current named executive officers:

Name and Position	Year	Base Salary
Eric Schmidt	2011	$1
Chairman of the Board of Directors and Chief Executive Officer	2010	$1

Sergey Brin	2011	$1
President, Technology	2010	$1

Larry Page	2011	$1
President, Products	2010	$1

Patrick Pichette	2011	$650,000
Senior Vice President and Chief Financial Officer	2010	$500,000

Nikesh Arora	2011	$650,000
President, Global Sales & Business Development	2010	$500,000

Alan Eustace	2011	$650,000
Senior Vice President, Engineering & Research	2010	$500,000

Jonathan Rosenberg	2011	$650,000
Senior Vice President, Product Management	2010	$500,000

In addition, the LDCC approved an increase in the target bonus percentage from 150% to 250% of base salary for all named executive officers (effective as of January 1, 2011) for purposes of Google’s Executive Bonus Plan. Starting in 2011, 50% of the bonus will be based on individual performance and the other 50% on the financial performance of Google. Since 2004, Eric, Larry and Sergey have declined to participate in the Executive Bonus Plan.

The LDCC also approved a change to Google’s equity granting practice for its executive officers. Going forward, Google generally intends to grant equity awards to executive officers on an annual basis instead of a biannual basis. Since the last equity awards to named executive officers were made in 2009, the LDCC approved the following equity awards for the current named executive officers for calendar year 2010:

Name and Position	Total Value of Equity Award (in millions)[1]
Eric Schmidt
Chairman of the Board of Directors and Chief Executive Officer	—

Sergey Brin
President, Technology	—

Larry Page
President, Products	—

Patrick Pichette
Senior Vice President and Chief Financial Officer	$20.0

Nikesh Arora
President, Global Sales & Business Development	$20.0

Alan Eustace
Senior Vice President, Engineering & Research	$10.0

Jonathan Rosenberg
Senior Vice President, Product Management	$5.0

[1]

Consistent with Google’s equity granting practice, stock options and Google Stock Units (GSUs) in the ratio of two stock options for each GSU will be granted on December 1, 2010 (the first Wednesday of the month following the date on which the LDCC approved the grant). The exact number of GSUs comprising the equity award will be calculated by dividing the dollar amount by the closing price of Google’s Class A common stock on November 30, 2010. The exact number of stock options comprising the equity award will be calculated by dividing the dollar amount by 40% of the closing price of Google’s Class A common stock on November 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: November 12, 2010	/S/ KENT WALKER
Kent Walker Vice President and General Counsel